UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2022

Date of Report (Date of earliest event reported)

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-40309	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F Unit B, Central 88, 88-89 Des Voeux Road Central,

Central, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 9086 7042

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market
Ordinary Shares	ACBA	NASDAQ Capital Market
Warrants	ACBAW	NASDAQ Capital Market

Item 4.01 Changes in Registrant’s Certifying Accountant.

a) Dismissal of Independent Registered Public Accounting Firm.

Based on information provided by Friedman LLP (“Friedman”), the independent registered public accounting firm of Ace Global Business Acquisition Limited (the “Company”), effective September 1, 2022, Friedman combined with Marcum LLP (“Marcum”) and continued to operate as an independent registered public accounting firm. Friedman continued to serve as the Company’s independent registered public accounting firm through October 5, 2022. On October 5, 2022, the Audit Committee of the Board of Directors of the Company dismissed Friedman and engaged Marcum to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2022, effective immediately. The services previously provided by Friedman will now be provided by Marcum.

Friedman’s reports on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the years ended December 31, 2021 and 2020 contained an uncertainty about the Company’s ability to continue as a going concern.

During the two most recent fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through October 5, 2022, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Friedman with a copy of the above disclosures and requested that Friedman furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Friedman’s letter dated October 6, 2022 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

On October 5, 2022, the Company engaged Marcum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, effective immediately. During the fiscal years ended December 31, 2021 and 2020 and through October 5, 2022, neither the Company nor anyone on its behalf consulted with Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Friedman LLP regarding the change in the Registrant’s certifying accountant, dated October 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of October 6, 2022 by the undersigned hereunto duly authorized.

Ace Global Business Acquisition Limited

By:	/s/ Eugene Wong
Eugene Wong
Chief Executive Officer

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